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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our reports included in this Post Effective Amendment No. 1 to the Company's previously filed Registration Statement File No. 333-49749.


ARTHUR ANDERSEN LLP
Minneapolis, Minnesota


April 20, 1999